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                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated in this Form 10-K/A into Newmont Mining Corporation's previously filed S-8 Registration Statement No. 33-49872, S-8 Registration Statement No. 33-53267, S-3 Registration Statement No. 33-54249, S-8 Registration Statement No. 33-62469, S-8 Registration Statement No. 333-04161, S-4 Registration Statement No. 333-19335, Post Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-19335-01, S-3 Registration Statement No. 333-59141, S-8 Registration Statement No. 33-64795, S-8 Registration Statement No. 333-69147, S-8 Registration Statement No. 333-69145, S-8 Registration Statement No. 333-75993, S-3 Registration Statement No. 333-82671, S-4 Registration Statement No. 333-92029 and S-3 Registration Statement No. 333-82671-01.

                                          /s/ Arthur Andersen LLP

Denver, Colorado
November 21, 2000